EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Registration Statement on Form SB-2 of our report, dated February 23, 2001, relating to the financial statements of Advanced Optics Electronics Inc. We also consent to the reference to our Firm under the caption "Experts".




/s/  Atkinson & Co., Ltd.
-------------------------
Atkinson & Co., Ltd.
Albuquerque, New Mexico
September 21, 2001